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                                                      EXHIBIT 2.2

NEITHER THIS CONVERTIBLE LOAN NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATIONS S PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS CONVERTIBLE LOAN NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO ANY U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO APPLICABLE EXEMPTION FROM THE PROVISIONS OF THE ACT.

PRINCIPAL AMOUNT OF THIS LOAN NOTE:  US$1,000,000

                         ALPHAREL, INC.

                      CONVERTIBLE LOAN NOTE

This Note is authorised by a resolution of the Board of Directors passed on the 7th day of December, 1995.

1. Alpharel, Inc. whose principal place of business is at 9339 Carroll Park Drive, San Diego, California, United
     States of America ("the Company") will pay to Document
     Management Systems Limited of Tropic Isle Buildings,
     Tortola, Road Town, British Virgin Islands being the
     Registered Holder of this Note the principal sum of US$1,000,000 in accordance with and subject to the Conditions attached hereto ("the Conditions").

2. The Company will also pay to such Registered Holder interest at the rate and in the manner specified in the Conditions.

3. This Note is issued subject to, and with the benefit of, the Conditions.

Given under the hand of an authorised signatory of the Company this 27th day of December, 1995.



                              ALPHAREL, INC.



                              By: /s/Robert T. Bruce
                                   Robert T. Bruce, Chairman


This Note is not transferable.


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                         THE CONDITIONS

1.   STATUS

(A) This Note is a convertible loan note (the "Note") for a principal sum of US$1,000,000 secured by the assets of the Company excluding the US$1,000,000 letter of credit issued by Merrill Lynch.

(B) The Company hereby undertakes that within 30 days of the date of this Note it will secure the amount due hereunder on the assets of the Company by way of a valid and enforceable continuing security interest in priority to the creditors of the Company subject only to the prior interest of Merrill Lynch in relation to a US$1,000,000 letter of credit issued to the Company. Such security interest shall be in a form to the reasonable satisfaction of the Registered Holder.

     In the event that (a) the Company fails to provide such security interest within the said period of 30 days (b) the Registered Holder converts this Note pursuant to Condition 3 and immediately sells all of the Shares arising on conversion at the current market price of the Shares and (c) the proceeds (less reasonable brokerage) realised upon such sale is less than the principal sum of this Note, then and in such event the Company shall on demand pay to the Registered Holder an amount equal to the difference between such proceeds and the principal sum of this Note.

2.   REPAYMENT

(A) Subject to clause 3 and sub-clause (B) below, the principal amount of this Note shall be repaid at par on the expiry of nine months from the date of issue of this Note together with interest accrued thereon (less tax) to the date of repayment.

(B) The Company may repay the principal amount of this Note, together with accrued interest, at any time.

3.   CONVERSION

(A) Subject to clause 3(E), the Registered Holder may elect, at any time prior to repayment of the Note, to convert the whole of this Note (but not less than the whole of this Note) into common stock of the Company (the "Shares") by giving written notice of such election to the Company in accordance with clause 3(E).

(B) Upon receipt of the written notice from the Registered Holder, the Company shall issue the Shares in accordance with clause 3(C) to the Registered Holder within 14 days of receipt of such written notice from the Registered Holder.


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(C)  The number of the Shares to be issued to the Registered
     Holder by the Company shall be equal to the aggregate of the principal amount of this Note up until and including the Trading Day before the date on which the Shares are issued to the Registered Holder, divided by a price per Share equal to the "Conversion Price" as defined in clause 3(D).
     Accrued interest will be paid up to and including the date on which the Shares are issued. If the number of Shares to be issued under this clause is not a whole number, it shall be rounded to the nearest whole number. For purposes of this Note, the term "Trading Day" means:

     (a) a day on which the Company's common stock is traded on The Nasdaq National Market or principal stock exchange on which the common stock has been listed; or

     (b) if the common stock is not listed on The Nasdaq National Market or any stock exchange, a day on which the common sock is traded in the over-the-counter market, as reported by The NASDAQ Stock Market; or

     (c) if the common stock is not quoted on The NASDAQ Stock Market, a day on which the common stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organisation or agency succeeding its functions of reporting prices).

(D) For the purposes of clause 3(C), the Conversion Price shall be a price per Share equal to 80% of the Per Share Market Value on the Trading Day immediate preceding the date of this Note. For purposes of this Note, the term "Per Share Market value" means on any particular date:

     (a) the last sale price per share of the Company's common stock on such date on The Nasdaq National Market or other stock exchange on which the common stock has been listed or if there is no such price on such date, then th last price on such exchange on the date nearest preceding such date; or

     (b) if the common stock is not listed on The Nasdaq National Market or any stock exchange, the average of the bid and asked price for a share of common stock in the over-the-counter market, as reported by the NASDAQ Stock Market at the close of business on such date; or

     (c) if the common stock is not quoted on The NASDAQ Stock Market, the average of the bid and asked price for a shares of common stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organisation or agency succeeding to its functions of reporting prices).


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(E)  In the written notice given in accordance with clause 3(A), the Registered Holder shall:

     (a) acknowledge that this Note and the Shares have not and will not be registered under the Act and may not be offered or sold in the United States or to "US persons" (as that term is defined in Rule 902(o) of Regulation S of the US Securities and Exchange Commission) unless they are registered under the Act, or an exemption from the registration requirements of the Act is available; and

     (b) undertake that it will not take a short position in common stock of the Company or engage in any hedging transaction with respect to the Shares prior to the expiration of 40 days after the issuance of the Shares to the Registered Holder.

(F) The issue of the Shares by the Purchaser to the Registered Holder in accordance with this clause shall satisfy all of the Purchaser's obligations under this Note and the Purchaser shall have no further liability to repay any principal or pay any interest to the Registered Holder.

4.   EVENTS OF DEFAULT

     The principal amount of this Note together with interest accrued thereon (less tax) shall become immediately due and repayable upon written demand by the Registered Holder of this Note following the happening of any of the following events:

     (a) if the Company fails to pay within 14 days of the due date any monies payable on or in respect of the Note;
          or

     (b) if the Company fails to issue any of the Common Stock within 14 days of the due date under these Conditions after compliance by the Registered Holder of the terms and conditions of clause 3; or

     (c) if any order is made or an effective resolution passed for winding-up the Company (other than a solvent winding-up for the purposes of amalgamation or reconstruction); or

     (d) if an encumbrancer takes possession or any administrator or administrative or other receiver is appointed of the whole or a substantial part of the assets or undertaking of the Company.


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5.   INTEREST

(a) Subject to clause 3, this Note bears interest from and including the date of issue of this note and such interest will be payable monthly, in arrears, in respect of the period from the date of this Note up to and including the date or repayment of the principal amount of this Note.

(b) Interest will cease to accrue on this Note (or, in the case of partial repayment, on the amount to be repaid) on the date of repayment thereof.

(c) The rate of interest payable on this Note will be seven per cent. per annum.

6.   TITLE

     The Registered Holder will be regarded as exclusively entitled to the benefit of this Note and all persons may act accordingly, and the Company shall not be bound to enter in the Register notice of any Trust or to recognise any right in any other person, save as herein provided or as ordered by a Court of competent jurisdiction.

7.   TRANSFERS

     The Note may not be transferred or assigned either in whole or in part.

8.   PAYMENTS

(A) The receipt of the Registered Holder hereof for such principal sum and interest shall be a good discharge to the Company for the same.

(B) In respect of any payment on this Note, a bank draft drawn on the Company's bankers, payable to the order of the Registered Holder hereof, will be sent by post to the registered address of such Holder and the Company shall not be responsible for any loss in transmission and the payment of the warrant or cheque shall be a good discharge to the Company for payment of the amount for which it was drawn.

9.   UNLISTED SECURITY

     No application will be made for a listing for or permission to deal in this Note upon any Stock Exchange (in the United Kingdom, the United States of America or elsewhere) or any alternative securities market and the Note shall not be offered to the public for subscription or purchase.


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10.  NOTICES

(A)  A notice may be served by the Company upon the Registered
     Holder by sending it through the post in a pre-paid envelope addressed to him or them at the registered address of such Registered Holder.

(B) A notice may be served by the Registered Holder of this Note upon the Company by sending it through the post in a pre-paid envelope addressed to the Company at its registered office for the time being.

(C) Any notice served by post shall be deemed to have been served at the expiration of four business days after it is posted and in providing such service it shall be sufficient to prove that the envelope or wrapper containing the notice was properly addressed and stamped and put into the post.

11.  NO VOTING RIGHTS

     The Registered Holder shall not be entitled, by virtue of this Note, to vote or receive dividends or distributions or be considered a shareholder of the Company for any purpose, nor shall anything in this Note be construed to confer on the Registered Holder, as such, any rights of a shareholder of the Company or any right to vote, to give or withhold consent to any corporate action, to receive notice of meetings of shareholders or to receive dividends, distributions or subscription right or otherwise.

12.  GOVERNING LAW

     This Note will be construed in accordance with English Law.